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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-19541 of Steel Dynamics, Inc. and subsidiary on Form S-8 of our report dated February 1, 1999, appearing in the Annual Report on Form 10-K of Steel Dynamics, Inc. and subsidiary for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana


March 31, 1999


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